UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2026

GOLUB CAPITAL PRIVATE INCOME FUND I
(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01946	39-3589451
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 200 Park Avenue, 25th Floor, New York, NY 10166_ _
(Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

____ ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
    Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A is being filed to amend Item 3.02 of the Current Report on Form 8-K filed on February 24, 2026 (the “Original Form 8-K”) to correct the number of Common Shares issued and the total consideration paid therefor. No other changes have been made to the Original Form 8-K.

Item 3.02.	Unregistered Sales of Equity Securities.
As of February 1, 2026, Golub Capital Private Income Fund I (the “Company”) sold unregistered common shares of beneficial interest, par value $0.01 (the “Common Shares”), based on the Company’s net asset value (“NAV”) per Common Share as of January 31, 2026, pursuant to subscription agreements entered into by the Company and its investors. The offer and sale of the Common Shares were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2), Regulation D, and/or Regulation S thereunder. The following table details the amount of Common Shares sold and consideration therefore:

Date of Unregistered Sale	Amount of Common Shares	NAV per Common Share	Consideration(1)
As of February 1, 2026	660,930	$24.85	$16,424,100

(1) No underwriting discounts or commissions have been or will be paid in connection with the sale of such Common Shares. Investors are not charged any sales load or commission in connection with the purchase of Common Shares.

Item 7.01.	Regulation FD Disclosures.

February 2026 Distribution

As previously disclosed, on February 2, 2026, the Company declared a regular distribution for its common shares of beneficial interest (the “Common Shares”) in the amount per share set forth below:

Regular Distribution
February 2026 Common Shares Distribution	$0.1667

The February regular distribution for Common Shares is payable to shareholders of record as of the open of business on February 28, 2026 and will be paid on or around March 30, 2026.

This distribution will be paid in cash or reinvested in Common Shares of the Company for shareholders participating in the Company’s distribution reinvestment plan.

Item 8.01.	Other Events.

Portfolio and Business Commentary

As of January 31, 2026, the Company had investments in 116 portfolio companies with total fair value of approximately $369 million. As of January 31, 2026, the Company’s investments as a percentage of the portfolio at fair value were comprised of the following:

Investment Type	As of January 31, 2026
First Lien Senior Secured	99%
Junior Debt	0%*
Equity & Other	1%
* Represents an amount less than 1%.

As of January 31, 2026, approximately 100% of the debt investments in the Company’s portfolio, based on fair value, were floating rates and two debt investments representing less than 1% had a fixed interest rate. As of January 31, 2026, the ten largest industries in which the Company was invested, represented as a percentage of fair value, were as follows:

Industry	As of January 31, 2026
Software	25%
Insurance	9%
Hotels, Restaurants & Leisure	6%
Healthcare Equipment & Supplies	6%
Healthcare Providers & Services	5%
Automobiles	4%
Containers & Packaging	4%
Commercial Services & Supplies	4%
Professional Services	4%
Real Estate Management & Development	3%

As of January 31, 2026, the Company’s aggregate net asset value ("NAV") was approximately $170 million, the fair value of its portfolio investments was approximately $369 million, and it had approximately $172 million of debt outstanding. As of January 31, 2026, the Company’s debt-to-equity leverage ratio was 1.02x.

Net Asset Value

The NAV per share of the Company as of January 31, 2026, as determined in accordance with the Company’s valuation policy and procedures, is set forth below:

NAV Per Share as of January 31, 2026
Common Shares	$24.85

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Private Income Fund I has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL PRIVATE INCOME FUND I

Date: March 27, 2026	By: /s/ Paul Solini
Name: Paul Solini
Title: Chief Accounting Officer